Exhibit 3.32(a)

CERTIFICATE OF INCORPORATION

OF

BLACK BEAR MINING CO.

ARTICLE ONE

           The name of the corporation is Black Bear Mining Co.

ARTICLE TWO

           The address of the corporation's registered office in the State of Delaware is The Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, county of New Castle 19801. The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE THREE

           The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

ARTICLE FOUR

           The total number of shares of stock which the corporation has authority to issue is one thousand (1,000) shares, of Common stock, par value one cent ($0.01) per share.

ARTICLE FIVE

           The name and mailing address of the sole incorporator are as follows:

Name Thaddine G. Gomez	Mailing Address 200 East Randolph Drive Suite 5700 Chicago, Illinois 60601

ARTICLE SIX

           The corporation is to have perpetual existence.

ARTICLE SEVEN

           In furtherance and not in limitation of the powers conferred by statute, the board of directors of the corporation is expressly authorized to make, alter or repeal the by-laws of the corporation.

ARTICLE EIGHT

           Meetings of stockholders may be held within or without the State of Delaware, as the by-laws of the corporation may provide. The books of the corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation. Election of directors need not be by written ballot unless the by-laws of the corporation so provide.

ARTICLE NINE

           To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, a director or this corporation shall not be liable to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director. Any repeal or modification of this ARTICLE NINE shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

ARTICLE TEN

           The corporation expressly elects not to be governed by §203 of the General Corporation Law of the State of Delaware.

ARTICLE ELEVEN

           The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation in the manner now or hereafter prescribed herein and by the laws of the State of Delaware, and all rights conferred upon stockholders herein are granted subject to this reservation.

           I, THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts stated herein are true, and accordingly have hereunto set my hand on the 13th day of May, 1992.

/s/ Thaddine G. Gomez Thaddine G. Gomez Solo Incorporator

CERTIFICATE OF CORRECTION
TO CERTIFICATE OF INCORPORATION

OF

BLACK BEAR MINING CO.

Pursuant to §103(f) of the
General Corporation Law of the State of Delaware

           The undersigned being the sole incorporator of Black Bear Mining Co., a corporation organized under and by virtue of the laws of the State of Delaware DOES HEREBY CERTIFY:

           1. The name of the corporation (hereinafter called the "Corporation") is Black Bear Mining Co.

           2. The certificate of Incorporation, which was filed with the Secretary of State of Delaware on May 13, 1992, is hereby corrected.

           3. The inaccuracy to be corrected in said instrument is as follows: The name of the Corporation as referred to in the heading and ARTICLE ONE.

           4. The portions of the instrument in corrected form are as follows:

CERTIFICATE OF INCORPORATION
OF
BLACK BEAR MINING COMPANY

and

ARTICLE ONE

           The name of the corporation is Black Bear Mining Company.

Signed on June 9, 1992.

Black Bear Mining Co., a Delaware corporation /s/ Thaddine G. Gomez Thaddine G. Gomez Sole Incorporator

CERTIFICATE OF AMENDMENT
TO
CERTIFICATE OF INCORPORATION
OF
BLACK BEAR MINING COMPANY

           The undersigned, Michael D. Bauersachs and Kevin L. Yocum, being the President and Secretary, respectively, of Black Bear Mining Company, a corporation and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), do hereby certify as follows:

           1. That The Directors of the Corporation pursuant to a Written Consent and in accordance with Sections 141(f) and 242 of the General Corporation Law of the State of Delaware, adopted the resolution set forth below proposing an amendment to the Certificate of Incorporation of the Corporation (the "Amendment") and further directed that the Amendment be submitted to the stockholders of the Corporation entitled to vote thereon for their consideration and approval:

           RESOLVED, that the Certificate of Incorporation of the Corporation be amended by deleting Article First and creating a new Article First to read as following (the "Amendment"):

           "FIRST: The name of the corporation is Zenergy, Inc. (hereinafter called "the Corporation" or "this Corporation")."

           2. That the Sole Stockholder of the Corporation, by written consent, approved and adopted the Amendment in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware,

           IN WITNESS WHEREOF, the undersigned, being the President and Secretary hereinabove named, for the purpose of amending the Certificate of Incorporation of the Corporation pursuant to the General Corporation Law of the State of Delaware, under penalties of perjury do each hereby declare and certify that this is the act and deed of the Corporation and the facts stated herein are true, and accordingly have hereunto signed this Certificate of Amendment to Certificate of Incorporation this 12th day of June, 1996.

/s/ Michael D. Bauersachs Michael D. Bauersachs President

ATTEST:

/s/ Kevin L. Yocum
Kevin L. Yocum, Secretary

CERTIFICATE OF RESIGNATION OF REGISTERED AGENT OF

ZENERGY, INC.
(A DELAWARE CORPORATION)

           Pursuant to Section 136 of the General Corporation Law of Delaware, THE CORPORATION TRUST COMPANY hereby resigns as Registered Agent of

Zenergy, Inc.

Written notice of resignation was given to the corporation on June 22, 1999 by mail or delivery to the corporation at its last known address as shown on our records, said date being at least 30 days prior to the filing of this Certificate of Resignation.

DATED: July 26,1999

THE CORPORATION TRUST COMPANY by: /s/ Kenneth J. Uva Kenneth J. Uva, Vice President

CERTIFICATE

FOR RENEWAL AND REVIVAL OF CERTIFICATE OF INCORPORATION

           Zenergy, Inc., a corporation organized under the laws of Delaware, the Certificate of Incorporation of which was filed in the office of the Secretary of State on the 13th day of May, 1992 and thereafter forfeited pursuant to section 136 (b) of the General Corporation Law of Delaware, now desiring to procure a revival of its Certificate of Incorporation, hereby certified as follows:

           1. The name borne by the corporation at the time its Certificate of Incorporation became forfeited is Zenergy, Inc. and the new name under which the corporation is to be revived is AEI Zenergy, Inc.

           2. Its registered office in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle and the name of its registered agent at such address is THE CORPORATION TRUST COMPANY.

           3. This corporation was duly organized under the laws of Delaware and carried on the business authorized by its Certificate of Incorporation until the 27th day of August, 1999, at which time its Certificate of Incorporation became forfeited pursuant to section 136 (b) of the General Corporation Law of Delaware and this Certificate for Renewal and Revival is filed by authority of the duly elected directors of the corporation in accordance with the laws of Delaware.

           4. The date when revival of the Certificate of Incorporation of this corporation is to commence is the 26th day of August, 1999, the same being prior to the date of the forfeiture of the Certificate of Incorporation. Revival of the Certificate of Incorporation is to be perpetual.

           IN WITNESS WHEREOF, said AEI Zenergy, Inc. in compliance with Section 312 of the General Corporation Law of Delaware has caused this Certificate to be signed by Vic Grubb, its last and acting Treasurer, this 11th day of January, 2002.

By /s/ Vic Grubb Vic Grubb, Last and Acting Treasurer

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION

           AEI Zenergy, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

           DOES HEREBY CERTIFY:

           FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

RESOLVED, that the Certificate of Incorporation of AEI Zenergy, Inc. be amended by changing the first Article thereof so that, as amended, said Article shall be and read as follows:

1. The name of the corporation is Horizon Finance Corp."

           SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

           THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

           IN WITNESS WHEREOF, the Undersigned has executed this Certificate of Amendment to Certificate of Incorporation, this 2nd day of May, 2002.

AEI Zenergy, Inc. By /s/ Michael F. Nemser Title CFO